                           NAVIGATOR VENTURES, INC.

                              2,000,000 Shares

                                Common Stock

                         Offering Price $0.05 per share

         This is our initial public offering so there is currently no public market for our shares. See Risk Factors on page 1.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

-----------------------------------------------------------------------------------------
                   Price to Public           Commissions &               Proceeds to
                   Payable In Cash           Discounts Prior to          Company
                   On Subscription           Legal and                   Prior to Legal
                                             Accounting Fees             and
                                                                         Accounting
                                                                         Fees
Per Share          $0.05                     $.00                        $.05
Total              $100,000                  $.00                        $100,000


         We will offer the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares in a direct participation offering and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sell so no money raised from the sale of our stock will go into escrow, trust or another similar arrangement. The offering will remain open for 90 days or an additional 60 days at the sole discretion of our management, unless we decide to cease selling efforts prior to this date. The minimum purchase is 50,000 shares at $.05 per share or $1,250.00.

         The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

                            NAVIGATOR VENTURES, INC.

                  The date of this prospectus is July 23, 2001

                                   -----------
                                TABLE OF CONTENTS
                                   -----------

                                                                                                Page
Prospectus Summary................................................................................1

Risk Factors......................................................................................1

Use Of Proceeds...................................................................................4

Determination Of Offering Price...................................................................5

Dilution..........................................................................................5

Plan Of Distribution..............................................................................6

Special Note Regarding Forward Looking Statements.................................................8

Legal Proceedings.................................................................................9

Directors, Executive Officers, Promoters And Control Persons......................................9

Security Ownership Of Certain Beneficial Owners And Management...................................10

Description Of Securities........................................................................11

Shares Eligible For Future Sale..................................................................13

Certain Transactions.............................................................................15

Business.........................................................................................17

Management Discussion And Analysis Or Plan Of Operation..........................................22

Legal Matters....................................................................................24

Experts..........................................................................................24

Available Information............................................................................24

Financial Statements.............................................................................F1

         Until ___________________________, 2001 all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

         NAVIGATOR VENTURES, INC. was incorporated under the laws of the State of Nevada on May 24, 2000. We have not commenced active business operations.


         We are an exploration stage company. We have acquired a mineral lease on a total of 5 patented and 10 unpatented lode mineral claims located in Washington State. A patented lode mineral claim is the highest form of holding a mineral claim. It means that no more assessment work is necessary and that all mineral rights, both surface and underground, are included in the claim. An unpatented claim means that more assessment work is necessary before all mineral rights can be cliamed. We intend to explore for metals, including silver and gold, on our property. There is no assurance that valuable minerals will be found until proper geologic exploration and analysis is performed.

         Our administrative office is located at 207-1425 Marine Drive, West Vancouver, British Columbia, Canada V7T 1B9, telephone (604) 818-6804. Our Nevada office is located at 5300 West Sahara Avenue, Suite 101, Las Vegas, Nevada, 89146. Our fiscal year end is December 31.

                                  The Offering

Securities Offered................  2,000,000 shares of common stock.

Offering Price....................  The shares are offered at $0.05 per share for total gross offering proceeds of
                                    $100,000.00.

Terms Of The Offering.............  There is no minimum offering. Accordingly, as shares are sold, we will use the money
                                    raised for our activities. The offering will
                                    remain open for 90 days, or an additional
                                    60 days at the sole discretion of our
                                    management, unless the total proceeds are
                                    earlier received or we determine, in our
                                    sole discretion to cease selling efforts.

Net Proceeds Our Company..........  $100,000.00

Use Of Proceeds...................  We will use the proceeds to pay for offering expenses, research and exploration.

                                  RISK FACTORS

         There may be no minerals on our property. We must conduct exploration to determine what amount of minerals, if any, exist on our property, and if any minerals which are found can be economically extracted and profitably processed. We do not claim to have any minerals or reserves whatsoever at this time on any of our claims.

We may not have sufficient funds to pay minimum annual lease payments. Under the terms of our mineral lease, Navigator is obligated to pay a minimum annual royalty on the September 30 anniversary date of the lease. Thus, Navigator must pay $5,000 on September 30, 2001, $10,000 on September 30, 2002, $20,000 on
September 30, 2003, $40,000 on September 30, 2004 and $40,000 on each anniversary date thereafter during the term of the lease. If we are unable to make these payments we must renegotiate the terms of the lease. If we are unable to renegotiate the terms of the lease will be required to cease operations.

        We may not have adequate funds to conduct operations. You may be investing in a company that does not have adequate funds to conduct its operations. Because there is no minimum number of shares that must be sold and we will not refund any funds to you, it is possible that we may not raise enough funds to conduct our operations. If that happens, you will suffer a loss in the amount of your investment.

        Our company is only recently organized with no operating history which makes an evaluation of us difficult. Our company was recently organized on May 24, 2000 and is a start-up company. We have no operating history and we do not have any business prior to our organization. As of December 31, 2000, we had incurred losses of $25,888 and we expect losses to continue. There is nothing at this time on which to base an assumption that our business plan will prove successful, and there is no assurance that we will be able to operate profitably. You should not invest in this offering unless you can afford to lose your entire investment.

         Because of our lack of funds and past losses, our independent accountants' audit report indicates there is substantial doubt about our ability to continue as a going concern. Our independent certified public accountants have pointed out that we have incurred losses since our inception and have not yet been successful in establishing profitable operations, raising substantial doubt about our ability to continue as a going concern. Therefore, our ability to continue as a going concern is highly dependent upon obtaining additional financing for our planned operations. If we are unable to raise additional capital then you may lose your entire investment.

         We are dependent upon this offering to be able to implement our business plan and our lack of revenues and profits may make our obtaining additional capital more difficult. We presently have no significant operating capital and we are totally dependent upon receipt of the proceeds of this offering to provide the capital necessary to commence our proposed business. Upon completion of the offering, the amount of capital available to us will still be extremely limited, especially if less than the total amount of the offering is raised since this is not an underwritten offering. We have no commitments for additional cash funding beyond the proceeds expected to be received from this offering. In the event that the proceeds from this offering are not sufficient given the capital-intensive nature of our business, we may need to seek additional financing from commercial lenders or other sources, for which we presently have no commitments or arrangements.

         If we are unable to develop mineral reserves we may have to cease operations. If we are unable to develop mineral reserves either because we do not have money to do it or because it will not be economically feasible to do it, we may have to cease operations in which event you will lose your investment.

         Weather interruptions in the northeastern part of Washington may affect and delay our proposed operations. Our proposed exploration work can only be performed approximately six to eight months out of the year. This is because inclement weather, including rain or snow may cause roads leading to our claims to be impassible during four months of the year. When roads are impassible, we are unable to work and generate income.

         We must limit our exploration because we are small and do not have much capital. There are other larger exploration companies that could and probably would spend more time and money exploring our property.

         We will have to suspend our exploration plans if we do not have access to all of the supplies and materials we need. Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, like dynamite, and equipment like bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

         We may not have enough money to complete our exploration. We currently have no capital reserves. We may not have enough money to complete the exploration of our property. Phase I of our exploration will cost approximately $61,299.00. In addition, we are obligated to pay a minimum royalty of $5,000 by September 30, 2001. If we cannot pay this minimum royalty we will have to renegotiate our mineral lease. This offering will net Navigator $81,976 to expend on exploration and lease payments assuming all shares are sold. We will try to raise additional funds from a second public offering, a private placement or loans for Phase II and III. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and can't raise all or part of it, we will have to suspend or cease operations. Management currently has no plan to engage in any alternative business if Navigator suspends or ceases operations as a result of not having enough money to complete our exploration program. If we suspend or cease operations, you will suffer a loss in the amount of your investment.

         Investors will be unable to sell their shares if a trading market does not develop. Because there is no public trading market for our common stock, you may not be able to resell your shares. Therefore there is no central place, like a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. Therefore, you may not be able to resell your shares.

         We must sell at least 25% of the securities in this offering to generate proceeds for our business activities. There will be no proceeds available from this offering to fund our business operations unless we sell at least 25% of the securities being offered. In addition, unless we sell approximately 50% of the securities being offered we will be unable to conduct actual mineral exploration, in which case Navigator may have to cease or suspend operations. If that happens, you may suffer a loss in the amount of your investment.

         Management has no mining experience. We currently have only one employee, John Reid Anderson, who is our sole shareholder, director and officer. Mr. Anderson has no experience or formal training in mineral exploration. Prior to founding the company, Mr. Anderson has been primarily engaged in the business of providing corporate communications services to public and private companies.

         Management will not spend full time on the business of the company. Our sole employee, shareholder, officer and director is John Reid Anderson. Mr. Anderson will not be employed full time, at least initially, as he is involved with other businesses and has other interests which could give rise to conflicts of interest with respect to carrying out the operations of Navigator.

         We may not be able to comply with minimum exploration expenditures required by the lease. Navigator is obligated under the terms of the lease to expend $435,719 as part of an exploration commitment on or before September 30, 2003, the third anniversary date of lease. Navigator must have performed this work on or for the benefit of the leased mineral claims in the following manner:
$61,299.00 by September 30, 2001, $112,791.00 by September 30, 2002 and
$261,628.00 by September 30, 2003. In the event we are unable to timely raise sufficient capital for these expenditures, we will be required to renegotiate the terms of the lease. In the event we are unable to renegotiate the terms of the lease, the lease may be revoked by the landlord. If that occurs, we will obtain a loan from our shareholder so that we can remain in business for the next 12 months while we pursue other mining opportunities.

                                 USE OF PROCEEDS

         The net proceeds to us from the sale of the 2,000,000 shares offered hereby at a public offering price of $0.05 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $18,025 for legal, accounting, printing and other costs in connection with the offering.

         The table below shows how proceeds from this offering would be used for scenarios where our company sells various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. Pending use, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.

------------------------------------------------------------------------------------------------------------------------------
Percent of total shares offered                           25%                  50%                   75%                 100%
                                                          ($)                  (4)                   ($)                  ($)
------------------------------------------------------------------------------------------------------------------------------
                                                -------------         ------------          ------------         ------------
------------------------------------------------------------------------------------------------------------------------------
Shares sold                                           500,000            1,000,000             1,500,000            2,000,000
------------------------------------------------------------------------------------------------------------------------------
Gross proceeds from offering                          $25,000              $50,000               $75,000             $100,000
------------------------------------------------------------------------------------------------------------------------------
Less: Offering Expenses                               $18,025              $18,025               $18,025              $18,025
------------------------------------------------------------------------------------------------------------------------------
Net Offering Proceeds                                  $6,975              $31,975               $56,975              $81,975
------------------------------------------------------------------------------------------------------------------------------
Use of Net Proceeds *
------------------------------------------------------------------------------------------------------------------------------
    Lease payment                                      $5,000               $5,000                $5,000               $5,000
------------------------------------------------------------------------------------------------------------------------------
    Permit, bond, land preparation                     $1,000               $6,000                $6,000               $6,000
------------------------------------------------------------------------------------------------------------------------------
    Survey, drill site location                         $0.00               $2,000                $2,000               $2,000
------------------------------------------------------------------------------------------------------------------------------
    Roadwork                                            $0.00               $1,000                $1,000               $1,000
------------------------------------------------------------------------------------------------------------------------------
    Three drills pads                                   $0.00               $1,600                $1,600               $1,600
------------------------------------------------------------------------------------------------------------------------------
    Mobilization                                        $0.00               $2,000                $2,000               $2,000
------------------------------------------------------------------------------------------------------------------------------
    Drilling                                            $0.00              $13,000               $25,000              $30,000
------------------------------------------------------------------------------------------------------------------------------
    Geologist                                           $0.00                $0.00                $5,000               $5,000
------------------------------------------------------------------------------------------------------------------------------
    Support expenses                                    $0.00                $0.00                $2,400               $2,400
------------------------------------------------------------------------------------------------------------------------------
    Assays & shipping                                   $0.00                $0.00                $2,500               $4,000
------------------------------------------------------------------------------------------------------------------------------
    Supplies                                            $0.00                $0.00                  $200                 $800
------------------------------------------------------------------------------------------------------------------------------
    Geologic mapping                                    $0.00                $0.00                $1,250               $1,250
------------------------------------------------------------------------------------------------------------------------------
    Assaying & shipping                                 $0.00                $0.00                 $0.00               $1,500
------------------------------------------------------------------------------------------------------------------------------
    Gridwork                                            $0.00                $0.00                 $0.00                 $360
------------------------------------------------------------------------------------------------------------------------------
    Geologist report                                    $0.00                $0.00                 $0.00               $1,850
------------------------------------------------------------------------------------------------------------------------------
    Printing                                            $0.00                $0.00                 $0.00                 $120
------------------------------------------------------------------------------------------------------------------------------
    Working Capital *                                    $975               $1,375                $3,025              $18,595
------------------------------------------------------------------------------------------------------------------------------
                                                -------------        -------------         -------------          ------------
------------------------------------------------------------------------------------------------------------------------------
Total Use of Proceeds                                  $6,975              $31,975               $56,975              $81,975
------------------------------------------------------------------------------------------------------------------------------
                                                =============        ==============        ==============        =============
------------------------------------------------------------------------------------------------------------------------------

* The use of net proceeds describes the expenses that will be incurred in association with Phase I of our business plan. Phase II of the business plan will not be implemented until the success of Phase I is evaluated to determine whether further exploration work is warranted. For this reason, we will retain as working capital any sums not utilized in Phase I until further financing is obtained for Phase II assuming further exploration work is warranted.

         We will not be able to conduct any exploration activities unless approximately 50% of the offering is sold. In addition, unless approximately 50% of the offering is sold, all of our paid in capital will have been utilized to pay the expenses of this offering. Unless at least 25% of the offering is sold, we may not be able to pay the expenses of the offering. If we are not able to pay the expenses of the offering, we will become indebted for legal fees, we will not be able to file quarterly and annual financial reports under the Securities Exchange Act of 1934 and we may have to cease business operations. It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all, of the 2,000,000 shares offered will be sold. If fewer than all of the shares are sold, we will have to delay or modify our plan. There can be no assurance that any delay or modification will not adversely affect our development. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us.

Possible working capital uses include advertising and other ongoing selling, general and administrative expenses, to be determined by our executive officers based upon their assessment of our company's needs.

         Any funds not used for the purposes indicated will be used for general working capital. If less than the entire offering is received, funds will be applied according to the priorities outlined above. For example, if less than $25,000 is received, the entire amount will be applied toward legal and accounting fees for this offering as well as quarterly and annual reports required under the Securities Exchange Act of 1934.

                         DETERMINATION OF OFFERING PRICE

         There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

                                    DILUTION

         You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

         Dilution is the difference between the public offering price of $0.05 per share for the common stock offered herein, and the net tangible book value per share of the common stock immediately after its purchase. Our net tangible book value per share is calculated by subtracting our total liabilities from our total assets less any intangible assets, and then dividing by the number of shares then outstanding.

         Our net book value prior to the offering, based on the December 31, 2000 financial statements, was ($888) or approximately ($0.003) per common share. Prior to selling any shares in this offering, we had 250,000 shares of common stock outstanding, which were purchased by the founding shareholder for $25,000 or $.10 per share. We are now offering up to 2,000,000 shares at $0.05 per share. If all shares offered herein are sold, we will have 2,250,000 shares outstanding upon completion of the offering. Our post offering pro forma net book value, which gives effect to receipt of the net proceeds from the offering on all shares sold but does not take into consideration any other changes in our net tangible book value, will be $81,087 or approximately $0.036 per share. This would result in dilution to investors in this offering of $0.014 per share, or approximately 33% from the public offering price of $0.05 per share.

Dilution Table

         The following table sets forth the estimated net tangible book value ("NTBV") pershare after the offering and the dilution to persons purchasing shares based upon various levels of sales achieved:

                                               500,000            1,000,000            1,500,000           2,000,000
                                             shares sold         shares sold          shares sold         shares sold
                                           ---------------     ---------------      ---------------     ---------------
Public offering price/share                        $0.05                $0.05               $0.05                $0.05
NTBV/share prior to offering                      (0.003)              (0.003)             (0.003)              (0.003)
Net proceeds to Navigator*                        $6,976              $31,976             $56,976              $81,976
Total shares outstanding                         750,000            1,250,000           1,750,000            2,250,000
Increase attributable to new investors            $0.006               $0.022              $0.029               $0.033
Post offering pro forma NTBV/share                $0.008               $0.025              $0.032               $0.036

Comparative Data

         The following table sets forth with respect to existing shareholders and new investors, a comparison of the number of shares of common stock acquired from our company, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share.

                                     Shares Purchased                   Total Consideration
                                 ------------------------             -----------------------
                                                                                            Average Price
                                    Number      Percent         Amount       Percent          Per Share
                                 ------------ -----------     ----------    ---------       ------------
Existing shareholders
John Reid Anderson                    250,000         11%     $   25,000          20%       $    0.10
New Investors *                     2,000,000         89%     $  100,000          80%       $    0.05
                                 ------------ -----------     ----------    ---------       ------------
Total                               2,250,000        100%     $  125,000         100%       $    0.06
                                 ============ ===========     ==========    =========       ============

------------

* It is possible we may not sell any of the shares, in which case the proceeds to Navigator will be $0.

                              PLAN OF DISTRIBUTION

General

         The following discussion addresses the material terms of the plan of distribution.

         We are offering up to 2,000,000 shares of our common stock at a price of $0.05 per share to be sold by Mr. Anderson, our principal executive officer and director. This will be the only method of distribution.

         Mr. Anderson may also purchase shares in the offering on the same terms as purchases by public investors but with a view toward investment, not resale. In addition, shares purchased by Mr. Anderson will be restricted from trading pursuant to Rule 144 because Mr. Anderson would be deemed a control person of Navigator. Navigator does not intend to make any distribution through an underwriter or on the Internet. The shares will be sold through our principal executive officer and director, so no compensation will be paid with respect to those sales, except for reimbursement of expenses actually incurred on behalf of our company in connection with such activities. Since this offering is conducted as a direct participation offering, there can be no assurance that any of the shares will be sold. A subscription agreement, the form of which is attached to this prospectus, will be required to be submitted by all purchasers of the shares.

         There is currently no market for any of our shares and no assurances are given that a public market for such securities will develop after the closing of this offering or be sustained if developed. While we plan following the closing of this offering to take affirmative steps to request or encourage one or more broker/dealers to act as a market maker for our securities, no such efforts have yet been undertaken and no assurances are given that any such efforts will prove successful. As such, investors may not be able to readily dispose of any shares purchased hereby.

         Our president, Mr. Anderson, who is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, shall conduct the offering. Mr. Anderson is deemed not to be a broker for the following reasons:

         *He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

         *He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

         *He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

         *He will restrict his participation to the following activities:

                  A. Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

                  B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

                  C. Performing ministerial and clerical work involved in effecting any transaction.

         As of the date of this prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

         The offering will remain open for a period until 90 days or an additional 60 days in our sole discretion, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling efforts. Our officers, directors and stockholders and their affiliates may purchase shares in this offering.

No Escrow Of Proceeds

         There is no escrow of any of the proceeds of this offering. Accordingly, we will have use of such funds once we accept a subscription and funds have cleared. Such funds shall be non-refundable to subscribers except as may be required by applicable law.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements under the "Prospectus Summary," "Risk Factors," "Management Discussion and Analysis or Plan of Operation," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

         In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intend", "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus. None of these forward looking statements refer to mining exploration or activity.

                                LEGAL PROCEEDINGS

         We are not a party to or aware of any threatened litigation of a material nature.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers And Directors

         The following table sets forth the directors and executive officers of our company, their ages, term served and all officers and positions with our company. A director is elected for a period of one year and thereafter serves until his or her successor is duly elected by the stockholders and qualifies. Officers and other employees serve at the will of the Board of Directors.

         There are no arrangements or understandings regarding the length of time a director of our company is to serve in such a capacity. Our director holds no directorships in any other company subject to the reporting requirements of the Securities Exchange Act of 1934.

Name of Director             Age              Term Served             Positions with Company
------------------           ----             ---------------         ----------------------
John Reid Anderson            40              Since inception         President, Secretary-
                                                                      Treasurer & Director

         Mr. Anderson will serve as management of our company. A brief description of his background and business experience is as follows:

         John Reid Anderson is the founder of our company. Mr. Anderson has been the President, Secretary-Treasurer and Director since our company's inception on May 24, 2000.

         Since 1991 Mr. Anderson has been the owner and sole director of Fletcher Communications Group, Ltd., which has its principal offices in Vancouver, British Columbia, and engages in the business of providing corporate communications services to public and private companies. Mr. Anderson is expected to hold his position with our company until the next annual meeting of shareholders.

Executive Compensation

         Our sole director does not currently receive and has never received any compensation for serving as a director to date. In addition, at present, there are no ongoing plans or arrangements for compensation of any of our officers. However, we expect to adopt a plan of reasonable compensation to our officers and employees when and if we become operational and profitable.

         The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the period ended September 30, 2000, by Mr. Anderson, our sole executive officer.

                           Summary Compensation Table
                          Long-Term Compensation Awards


Name and Principal       Compensation-2000          ($)Number of shares
Position                 Salary      ($)Bonus       Underlying Options (#)
------------------       ------      --------       ----------------------
John Reid Anderson       None         None          None
President

         We do not presently have a stock option plan but intend to develop an incentive based stock option plan for our officers and directors in the future and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of our company's common stock with respect to each named director and executive officer of our company, each person known to our company to be the beneficial owner of more than five percent (5%) of said securities, and all directors and executive officers of our company as a group:

                              Title              Amount and Nature of        Percent        % After
Name and Address             of Class            Beneficial Ownership        of Class       Offering
----------------             --------            --------------------        --------       --------
John Reid Anderson            Common              250,000 shares                  100%           11%
207-1425 Marine
Drive, West
Vancouver, B.C.
V7T 1B9

All officers &                Common              250,000 shares                  100%           11%
directors as
a group (1 person)


         Prior to the sale of any shares in this offering, this individual is the only shareholder of our company. After offering percentages are calculated assuming sale of all shares in this offering there will be additional shareholders. The foregoing amounts include all shares these persons are deemed to beneficially own regardless of the form of ownership.

                            DESCRIPTION OF SECURITIES

         The shares registered pursuant to the registration statement of which this prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

         Navigator is presently authorized to issue 45,000,000 shares of $.001 par value common stock. The holders of common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of our company nor are any common shares subject to redemption or convertible into other securities of our company. Upon liquidation, dissolution or winding up of our company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our company's common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

         Navigator has reserved from its authorized but unissued shares a sufficient number of shares of common stock for issuance of the shares offered hereby. The shares of common stock issuable upon subscription of the offering will be, when issued in accordance with the terms of the offering, fully paid and non-assessable.

Preferred Stock

         Navigator is also presently authorized to issue 5,000,000 shares of $.001 par value preferred stock. No preferred stock has been issued as of this date and management has no current plans to issue preferred stock to any investor. Under our company's articles of incorporation, as amended, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of our company without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies thereof may be obtained from our company.

Options and Warrants

         We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our board of directors may later determine to authorize options and warrants for our company.

Dividend Policy

         We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that we will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by state laws. Under Nevada corporate law, no dividends or other distributions may be made which would render our company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

Transfer Agent

         We intend to use Nevada Agency And Trust Company, 50 West Liberty Street, Suite 880, Reno, NV 89501 as our transfer agent and registrar for the common stock upon completion of the offering.

Shares Eligible For Future Sale

         Upon completion of this offering, we will have 2,250,000 shares of common stock outstanding, if we sell all of the shares in this offering. Of these shares, the 2,000,000 shares to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below.

         The remaining 250,000 of common stock held by the existing stockholder were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These shares will become eligible for sale on September 27, 2001 subject to the limitations of Rule
144. We cannot predict the effect, if any, that offers or sales of these shares would have on the market price. Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

         In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock which are not restricted securities.

         Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with the foregoing requirements. In meeting the one-and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one-and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate. Rule 701 provides that currently outstanding shares of common stock acquired under our employee compensation plans, and shares of common stock acquired upon exercise of presently outstanding options granted under these plans, may be resold beginning 90 days after the date of this prospectus:

         - by persons, other than affiliates, subject only to the manner of sale provisions of Rule 144, and
         - by affiliates under Rule 144 without compliance with its one-year minimum holding period, subject to some limitations.

         There is presently no agreement by any holder, including our "affiliates", of "restricted" shares not to sell their shares.

Penny Stock Regulation

         Our shares will probably be subject to the Penny Stock Reform Act of 1990 which may potentially decrease your ability to easily transfer our shares. Broker-dealer practices in connection with transactions in "penny stocks" are regulated. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our articles of incorporation contains provisions permitted under the Nevada Corporations Code relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Nevada. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

         Following the close of this offering, we will be subject to the State of Nevada's business combination statute. In general, the statute prohibits a publicly held Nevada corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and accordingly, may discourage attempts to acquire us.

         As permitted by Nevada law under Nevada Revised Statutes 78.037, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

         We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                     CERTAIN TRANSACTIONS

         In connection with the organization of Navigator, John Reid Anderson, the founding shareholder, President, Secretary-Treasurer and Director of our company, has paid an aggregate of $25,000.00 cash to purchase 250,000 shares of common stock of Navigator.

         Navigator presently has no office facilities but for the time being will use as its business address the office of Mr. Anderson on a rent free basis, until such time as the business operations of our company may require more extensive facilities and our company has the financial ability to rent commercial office space. There is presently no formal written agreement for the use of such facilities, and no assurance that such facilities will be available to our company on such a basis for any specific length of time.

         We have no formal written employment agreement or other contracts with our officers, and there is no assurance that the services to be provided by them, and facilities to be provided by Mr. Anderson, will be available for any specific length of time in the future. Mr. Anderson anticipates initially devoting up to approximately 15% of his time to the affairs of our company. If and when the business operations of our company increase and a more extensive time commitment is needed, Mr. Anderson is prepared to devote more time to our company, in the event that becomes necessary. The amounts of compensation and other terms of any full time employment arrangements with our company would be determined if and when such arrangements become necessary.

                 [BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                    BUSINESS

History And Organization

         Navigator Ventures, Inc. (the "Company") was recently incorporated under the laws of the state of Nevada on May 24, 2000. We have not commenced business operations and we are considered an exploration stage enterprise. To date, our activities have been limited to organizational matters, obtaining a geologist's report and the preparation and filing of the registration statement of which this prospectus is a part. In connection with the organization of our company, the founding shareholder of our company contributed an aggregate of $25,000 cash in exchange for 250,000 shares of common stock. We have no significant assets, and we are totally dependent upon the successful completion of this offering and receipt of the proceeds there from, of which there is no assurance, for the ability to commence our proposed business operations.

Proposed Business

     On September 30, 2000, Navigator acquired a 10 year mineral lease from L.E. Lawson, the owner of five patented and ten unpatented lode mineral claims, sometimes referred to as the Zala M claims, covering approximately 277 acres located in the northeast section of the state of Washington. An unpatented claim is one in which more assessment work is necessary before all mineral rights can be claimed. We are presently in the pre-exploration stage and there is no assurance that a commercially viable mineral deposit exists in our property until exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

         Under the terms of the mineral lease, Navigator may extend the initial term for two additional periods of ten years each by giving the owner notice of such extension not less than thirty days prior to the expiration of the initial term or any extension thereof. Navigator has the exclusive possession of the property for mining purposes during the term of the lease.

         If Navigator fails to comply with any of the provisions of the lease and does not initiate and diligently pursue steps to correct the default within thirty days after notice has been given to it by owner specifying with particularity the nature of the default, then upon the expiration of the thirty-day period, all rights of Navigator under the lease terminate and all liabilities and obligations of Navigator except royalties then due terminate. Any default claimed with respect to the payment of money may be cured by the deposit in escrow of the amount in controversy (not including claimed consequential, special, exemplary, or punitive damages) and giving of notice of the deposit to the owner, the amount to remain in escrow until the controversy is resolved by decision of a court or otherwise. If Navigator by notice to owner disputes the existence of a default, then the lease shall not terminate unless Navigator does not initiate and diligently pursue steps to correct the default within thirty days after the existence of a default has been determined by decision of a court or otherwise.

The owner of the property on which the Zala M claims are located is the Lawson Trust. The beneficial owners of the Lawson Trust are L.E. Lawson and Verla Lawson. Under the terms of the lease, Navigator is obligated to pay royalties of 2.5% of the net returns from all minerals sold or processed. In addition, Navigator must pay a minimum annual royalty as follows, of which the first payment of $1,000 has already been made:

                Anniversary Date                     Amount
                 Sept. 30,2000                     $ 1,000.00
                 Sept. 30,2001                     $ 5,000.00
                 Sept. 30,2002                     $10,000.00
                 Sept. 30,2003                     $20,000.00
                 Sept. 30 2004 & thereafter        $40,000.00

In addition, Navigator is obligated under the terms of the lease to expend $435,719 as part of an exploration commitment on or before September 30, 2003, the third anniversary date of lease. Navigator must have performed the work on or for the benefit of the leased mineral claims in the following manner:

                 - $61,299.00 by September 30, 2001;
                 - $112,791.00 by September 30, 2002; and
                 - $261,628.00 by September 30, 2003.

         Our business activities to date have been restricted to obtaining a report from our mining engineer, R.E. Miller and preparing this offering. According to Mr. Miller's report, since the discovery of the Zala M vein in 1898, considerable exploration and minor intermittent precious metal production has taken place on the property leased by Navigator. Early exploration appears to have been conducted mainly by trenching and the development of shallow pits. More modern efforts have involved geophysical and geochemical techniques, percussion drilling and core drilling. Precious metal production has come primarily from underground workings at the Zala M. Surface and underground stopes on the Zala M are reported to have produced 5,000 tons of ore from quartz vein.

         This report recommends the investigation of two major targets that exist on the property for additional exploration work. Initially 2000 feet of drilling is recommended to evaluate the Zala M precious metal bearing quartz vein at depth. The second recommendation involves detailed geologic mapping followed by drilling of any targets that are found to occur along the eastern zone of the Zala M vein system.

         The exploration program has been separated into the three phases. We will not be able to complete Phase I unless more than 75% of this offering is sold. Each phase is dependent on the results of the previous phase:

         Phase I-    $  61,299.00  Zala M drilling and east contact exploration
         Phase II-   $ 112,791.00  Continued east contact zone exploration and
                                   drilling
         Phase III-  $ 261,628.00  Continued exploration and drilling

Location and Access

     The Zala M Group Properties consist of five patented and ten unpatented claims totaling approximately 277 acres. The property is located in the Wauconda mining district of Okanogan County and the Eureka mining district of Ferry County and is approximately 17.5 miles northwest of Republic, Washington. Access to the region from Vancouver, B.C. is by Highway No. 3 to Carson B.C. and Washington State Highways No. 20 and No. 21 to Republic, a road distance of 350 miles. Property access from Republic is by way of the Trout Creek Road for 6.5 miles to Ferry County Road 514, a well-maintained gravel road, and the Sheridan Road for 8.0 miles to the Zala M Group claims. A number of well-maintained forestry service roads provide good access to most areas of the property.

[Map of Republic, WA.]

Physiography

         The topography is moderate with rounded ridges and narrow valleys. Elevations range from 4500 feet to a high of 5498 feet at the summit of Horseshoe Mountain. The area, located in the Colville National Forest, is covered with merchantable timber and has been subject to logging in the past.

         The area is semi-arid with an average 18-inch rainfall, cold winters and warm to hot summers. Good water supplies exist at Toroda Creek, 3.5 miles west of the claims, and from a spring located near the Zala Mining claim on the property.

Property Geology

         Aegis Resources Ltd mapped the geology in 1976-77 by the Dusty Mac-Occidental-Quintana consortium and in 1985. The two upper members of the tertiary Klondike Mountain formation generally underlie most of the property. The Middle Member, which is composed of pale, colored, greenish volcanic breccias, a type of rock whose components are angular in shape, as distinguished from a conglomerate, whose components are water-worn into a rounded shape, and lava flows, occurs in the southern part of the property and the Upper Member, consisting of dark gray, bitric lava flows in the northern property areas. The flows are generally flat lying and at the Silver Bell breccias zone, they are of rhyolite tuff composition. The host rocks at the Zala M mine have been described as trachytic andesite and an andesite breccia. Andesite is a fine grained igneous rock with no quartz or orthoclase, composed of about 75% plagioclase feldspars and 25% ferromagnesium silicate.

         In the southeastern property area units of the Pre Permian Tonata Creek Formation comprising metamorphosed sediments and marbelized limestone occur and are in contact with units of the Klondike and the granodiorite. Granodiorite is a coarse-grained igneous rock intermediate in composition between granite and diorite. The contact between these units and the granites on the east cuts through the southeastern part of the claims and trends northeasterly, generally within the eastern property boundary.

Our Proposed Exploration Program

     We must conduct exploration to determine what amount of minerals, if any, exist on our properties, and if any minerals which are found can be economically extracted and profitably processed.

     Our exploration program is designed to economically explore and evaluate our claims.

     We do not claim to have any minerals or reserves whatsoever at this time on any of our claims.

     We intend to implement an exploration program and to proceed in the following three phases:

     Phase 1 will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites.

     When research is completed, our initial work will be augmented with geologic mapping, geophysical testing and geo-chemical testing of our claims. When available, existing workings, like trenches, prospect pits, shafts or tunnels will be examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we will begin trenching the area.

         Trenches that appear on the property are generally five feet in length and 300 feet wide. These trenches are the result of exploration that was carried out on the property between 1898 and 1985. Trenches allow for a thorough examination of the surface of the vein structure types generally encountered in the area. They also allow easier restoration of the land to its pre-exploration condition when we conclude our operations. Once excavation of a trench is completed, samples are taken and then analyzed for economically potential minerals that are known to have occurred in the area. Careful interpretation of this available data collected from the various tests aid in determining whether or not the prospect has current economic potential and whether further exploration is warranted. Phase 1 will take about three months and cost up to $61,299.

     Phase 2 involves an initial examination of the underground characteristics of the vein structure that was identified by Phase 1 of exploration. Phase 2 is aimed at identifying any mineral deposits of potential economic importance. The methods employed are

     -    more extensive trenching
     -    more advanced geophysical work
     -    drift driving

         Drift driving is the process of constructing a tunnel to take samples of minerals for testing. Later, the tunnel can be used for mining minerals. The geophysical work gives a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling. Trenching identifies the continuity and extent of mineralization, if any, below the surface. After a thorough analysis of the data collected in Phase 2, we will decide if the property warrants a Phase 3 study. Phase 2 will take about six months and cost up to $112,791.

     Phase 3 is aimed at precisely defining the depth, the width, the length, the tonnage and the value per ton of any mineral body. This is accomplished through extensive drift driving. Phase 3 will take about twelve months and cost up to $261,628.

     We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

Competitive Factors

     The mineral industry is fragmented. We compete with other exploration companies looking for a variety of mineral reserves. We may be one of the smallest exploration companies in existence. Although we will be competing with other exploration companies, there is no competition for the exploration or removal of minerals from our property. Readily available markets exist in North America and around the world for the sale of minerals. Therefore, we intend to develop mining claims to the production point in which major mining production companies would seriously consider pursuing the property as a valuable and significant acquisition.

Regulations

         General exploration work including surveying, geophysical and geochemical programs that do minimal surface disturbance do not require county, state or federal permits. The initial drilling program will only require minimal permits as the surface and minerals are privately owned. Expansion in the Phase II and III will likely need approval and bonding.

         The activity in Phase I is related to work on the patented claims for which the surface and mineral title is privately owned by the Lawson Trust. The permitting process is for the purposes of notification. For private land, such as the property leased by Navigator, it requires notifying Ferry County where the claims are located of the planned work, including a map of the area where the work is proposed.

         The county will act like a "lead agency" and may require Navigator to fill out the Washington State Environmental Agency forms which will help clarify the counties position as lead agency. Should the county determine that the United States Bureau of Land Management ("BLM") and/or Washington State Department of Natural Resources ("DNR") has some jurisdiction they will notify those agencies. From the Plan of Operation these agencies will determine what restrictions will be set; if any bonding is required and the degree of reclamation.

         The DNR will have an interest if their lands are involved or if timber needs to be cut for drill pads or roads. The DNR could involve the Washington State Department of Ecology (WaDOE) if the work is in close proximity to surface water or intersects an aquifer that is in use for domestic water. Any DNR or WaDOE restrictions would be directed towards the abandonment of the drill hole upon completion of Phase I.

         Navigator has budgeted $6,000.00 for the notification, permitting and bonding in Phase I based upon the recommendations of its expert mining engineer, R.E. Miller. Mr. Miller has informed Navigator that the estimate is conservative and the anticipated costs is more likely to be approximately $3,000.00.

         Field work in the east contact zone will not require permits or bonding because no significant surface disturbance would be associated with work in this area. This area would only need to become part of the notice to the county.

         If Navigator proceeds to Phase II, the east contact drilling is likely to occur on both private and BLM lands. Any drilling on BLM lands will require the submittal of a plan of operation to the local BLM office as would any core hole drilling that might be located on federal lands. The surface disturbance caused by the drilling rig is anticipated to be minimal. Consequently, the mining engineer has budgeted $2,500.00 to cover the permit and any bonding that might be required.

         Phase III is too far into the future to predict with accuracy the nature and extent of drilling and the extent of required permitting and bonding. Nevertheless, the mining engineer conservatively estimates that a $25,000 bond may be required based on other programs of this magnitude.

     We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

     We are in compliance with the all laws and will continue to comply with the laws in the future. We believe that compliance with the laws will not adversely affect our business operations. Navigator anticipates that it will be required to post bonds in the event the expanded work programs involve extensive surface disturbance.

Employees

     Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties. Navigator will consider hiring technical consultants as funds from this offering and additional offerings or revenues from operations in the future permit. At present, our only employee is Mr. John Reid Anderson.

Employees and Employment Agreements

     At present, we have no employees, other than Mr. John Reid Anderson, our president and sole director who has received no compensation for his services. Mr. Anderson does not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

     We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations.

     Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on our property. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and stay in business.

      To meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise will be applied first to exploration and then to development, if development is warranted. If we do not raise all of the money we need from this offering, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

     We will be conducting research in connection with the exploration of our property. We are not going to buy or sell any plant or significant equipment. We do not expect a change in our number of employees.

Limited Operating History; Need for Additional Capital

     There is no historical financial information about our company upon which to base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

     To become profitable and competitive, we conduct research and exploration of our properties. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on May 24, 2000

     We just recently acquired our first interest in patented and unpatented lode mineral claims. At this time we have not yet commenced the research and/or exploration stage of our mining operations on that property. We have paid $1,000 for a mining lease. In addition, we have paid $4,000 to R.E. Miller, a mining engineer, for a report on the property. As of December 31, 2000 we have experienced operating losses of $25,888.

Plan of Operations

     Since inception, we have used our common stock to raise money for our property acquisition, for corporate expenses and to repay outstanding indebtedness. Net cash provided by financing activities from inception on May 24, 2000 to December 31, 2000 was $25,000 as a result of proceeds received from our president and sole director. Our business activities to date have been restricted to obtaining a mining engineer's report and preparing this offering.

Navigator's plan of operations for the next twelve months is to undertake Phase I of the drilling and exploration program. Phase I is estimated to be $61,299.00 and therefore can not be completed unless more than 75% of the offering is sold. If only 50% of the offering is sold, we will be able to make an annual royalty payment, obtain permits, bonds and conduct land preparation along with surveying, drill site location and some drilling, but we will not be able to complete our exploration program or analyze the results. If only 25% of our offering is sold, we will be able to pay the offering expenses, the annual minimum royalty and do some limited land preparation. If less than 25% of the offering is sold we will become indebted for offering expenses and we may have to cease operations entirely. We have no plan to engage in any alternative business if Navigator ceases or suspends operations as a result of not having enough money to complete any phase of the exploration program.

         Phase I will involve drilling a three holes to investigate the extent of mineralization of the Zala M claims. We also intend to investigate the east contact zone of the leased property for additional mineral deposits. Permitting, drilling and associated expenses for investigating the Zala M claims will cost approximately $52,700. Geological mapping of the east contact zone will cost approximately $3,710.00. Expenses associated with the geologist's report for Phase I are anticipated to be approximately $1,970.00. We also plan to reserve a 5 percent contingency fund for unforeseen expenses of $2,919.00.

Liquidity and Capital Resources

         As of the date of this registration statement, we have yet to generate any revenues from our business operations. Since our inception, Mr. Anderson has paid $25,000 in cash in exchange for 250,000 shares of common stock. This money has been utilized for organizational and start-up costs and as operating capital. As of December 31, 2000 we had sustained operating losses $25,888.00.

         We will not able to conduct meaningful business operations unless we sell at least 50% of this offering. In addition, unless more than 75% of the offering is sold, we will not be able to complete Phase I. Assuming sufficient funds are raised in this offering to complete Phase I, we will be able evaluate within the next 12 months whether to proceed with Phase II. Should we decide to proceed with Phase II, we will be required to raise an additional $112,791.00. If upon completion of Phase II it is determined to proceed to Phase III, we will be required to raise an additional $261,628 to fully implement our business plan.

         According to the terms or our mineral lease, we are obligated by September 30, 2001 to pay a minimum royalty of $5,000 and complete Phase I which will cost approximately $61,299.00. Thus, we will be required to renegotiate the terms of the mineral lease in the event we are unable to raise sufficient funds in time to meet these obligations. If we are unable to renegotiate the terms of the lease, we will obtain a loan from our shareholder so that we can remain in business for the next 12 months while we pursue other mining opportunites.

                                  LEGAL MATTERS

         The validity of the shares offered under this prospectus is being passed upon for us by Kennan E. Kaeder, Attorney at Law, Suite 1904, 110 West C Street, San Diego, California 92101.

                                     EXPERTS

         The financial statements of Navigator Ventures, Inc. for the period from inception on May 24, 2000 through December 30, 2000, included in this prospectus have been examined Amisano Hanson, Suite 604-750 West Pender Street, Vancouver, Canada V6C 2T7, independent certified public accountants, as indicated in their report, and are included in this prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         We are filing a registration statement on Form SB-2 with the United States Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both Navigator Ventures and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.

         As of the effective date of this prospectus, we will become subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, we will file reports and other information with the Commission. These materials will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Pacific Regional Office 5670 Wilshire

Boulevard, 11th Floor Los Angeles, CA 90036-3648. Copies of the material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site located at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file reports electronically with the Commission. The site is accessible by the public through any Internet access service provider.

         Copies of our Annual, Quarterly and other Reports filed with the Commission, starting with the Quarterly Report for the first quarter ended after the date of this prospectus (due 45 days after the end of the quarter) will also be available upon request, without charge, by writing Navigator Ventures, Inc. 207-1425 Marine Drive, West Vancouver, B.C., V7T 1B9.

                            NAVIGATOR VENTURES, INC.
                         [An Exploration Stage Company]

                              FINANCIAL STATEMENTS


                                    CONTENTS

                                                                                      Page
Independent Auditors' Report                                                           F-1

Balance Sheet                                                                          F-2

Statement of Operations, for the period from inception                                 F-3
on May 24, 2000 through December 31, 2001

Statement of Cash Flows, for the period from inception                                 F-4
May 24, 2000 through December 31, 2001

Statement of Stockholders' Equity, from inception                                      F-5
on May 24, 2000 through December 31, 2001

Notes to Financial Statements                                                          F-6-9

Balance Sheets dated March 31, 2001 and December 31, 2001                              F-10

Statements of Operations for three month period
ending March 31, 2001                                                                  F-11

Statements of Cash Flows for three month period
ending March 31, 2001                                                                  F-12

Statements of Stockholders' Deficiency for the period
May 24, 2000 (date of incorporation) to March 31, 2001                                 F-13

Notes to the Financial Statements March 31, 2001 and
December 31, 2001                                                                      F-14

TERRY AMISANO LTD.                                               AMISANO  HANSON

KEVIN HANSON, C.A.                                         Chartered Accountants

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders,
Navigator Ventures, Inc.

We have audited the accompanying balance sheet of Navigator Ventures, Inc. (An Exploration Stage Company) as at December 31, 2000 and the statements of operations, stockholders' deficiency and cash flows for the period May 24, 2000 (Date of Incorporation) to December 31, 2000. These financial statements are the responsibility of Navigator's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Navigator Ventures, Inc. as at December 31, 2000 and the results of its operations and its cash flows for the period from May 24, 2000 (Date of Incorporation) to December 31, 2000, in accordance with generally accepted accounting principles in the United States.

The accompanying financial statements referred to above have been prepared assuming that Navigator will continue as a going concern. As discussed in
Note 1 to the financial statements, Navigator is in the exploration stage, and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada                                               "AMISANO HANSON"
January 26, 2001, except as to Note 7, which is as         Chartered Accountants
of February 2 and February 12, 2001

                            NAVIGATOR VENTURES, INC.
                         (An Exploration Stage Company)
                                  BALANCE SHEET
                                December 31, 2000
                             (STATED IN US DOLLARS)


                                      ASSETS
                                                                         2000
                                                                       --------
Current
   Cash                                                                $  2,696

Mineral property - Note 3                                                 1,000
                                                                       --------
                                                                       $  3,696
                                                                       ========

                                                   LIABILITIES
Current
   Accounts payable                                                    $  4,584
                                                                       --------

                                            STOCKHOLDERS' DEFICIENCY
Preferred stock, $0.001 par value
      5,000,000 shares authorized, none outstanding
Common stock, $0.001 par value
     45,000,000 shares authorized
        250,000 shares outstanding                                       25,000
Deficit accumulated during the exploration stage                        (25,888)
                                                                       --------
                                                                           (888)

                                                                       $  3,696
                                                                       ========
Nature and Continuance of Operations - Note 1
Commitments - Note 3
Subsequent Event - Note 7


                             SEE ACCOMPANYING NOTES

                            NAVIGATOR VENTURES, INC.
                         (An Exploration Stage Company)
                             STATEMENT OF OPERATIONS
    for the period May 24, 2000 (Date of Incorporation) to December 31, 2000
                             (STATED IN US DOLLARS)


May 24, 2000
                                                                                                       (Date of
                                                                                                   Incorporation) to
                                                                                                      December 31,
                                                                                                          2000
                                                                                                        --------
Expenses
   Bank charges                                                                                        $         127
   Development costs                                                                                           4,000
   Management fees                                                                                             5,000
   Professional fees                                                                                          16,761
                                                                                                       -------------
Net loss for the period                                                                                $      25,888
                                                                                                       =============
Loss per share                                                                                         $       0.33
                                                                                                       =============
Weighted average number of shares outstanding                                                                 79,549
                                                                                                       =============

                             SEE ACCOMPANYING NOTES

                            NAVIGATOR VENTURES, INC.
                         (An Exploration Stage Company)
                             STATEMENT OF CASH FLOWS
    for the period May 24, 2000 (Date of Incorporation) to December 31, 2000
                             (STATED IN US DOLLARS)


                                                May 24, 2000
                                                  (Date of
                                              Incorporation) to
                                                 December 31,
                                                    2000
                                                   ------
Cash Flows from Operating Activities
   Net loss for the period                        $(25,888)

   Changes in non-cash working capital balances
    related to operations
     Accounts payable                                4,584
                                                  --------
                                                   (21,304)
                                                  --------
Cash Flows from Financing Activities
   Capital stock issued                             11,000
   Capital stock subscribed                         14,000

                                                    25,000
                                                  --------
Cash Flows used in Investing Activity
   Mineral property acquisition costs               (1,000)
                                                  --------
Increase in cash during the period                   2,696

Cash, beginning of the period                         --
                                                  --------
Cash, end of the period                           $  2,696
                                                  --------


                             SEE ACCOMPANYING NOTES

                            NAVIGATOR VENTURES, INC.
                         (An Exploration Stage Company)
                           STATEMENT OF STOCKHOLDERS'
                 DEFICIENCY for the period May 24, 2000 (Date of
                       Incorporation) to December 31, 2000
                             (STATED IN US DOLLARS)


                                                                               Deficit
                                                                             Accumulated
                                      Common Shares           Additional    During the
                                      -------------             Paid-in      Exploration
                                   #           Par Value        Capital         Stage             Total
                                -------        --------        --------        --------         --------
Capital stock subscribed
 pursuant to an offering
 memorandum for cash
                - at $0.10      250,000        $    250        $ 24,750        $   --           $ 25,000

Net loss for the period            --              --              --           (25,888)         (25,888)
                                -------        --------        --------        --------         --------
Balance, as at
 December 31, 2000              250,000        $    250        $ 24,750        $(25,888)        $   (888)
                                =======        ========        ========        ========         ========


                             SEE ACCOMPANYING NOTES

                            NAVIGATOR VENTURES, INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
             for the period May 24, 2000 (Date of Incorporation) to
                                December 31, 2000
                             (STATED IN US DOLLARS)

Note 1        NATURE AND CONTINUANCE OF OPERATIONS

              Navigator is in the exploration stage. Navigator has entered into a lease agreement to explore and mine a resource property located in Washington State, United States and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from theresource property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Navigator's interest in the underlying property, the ability of Navigator to obtain necessary financing to satisfy the expenditure requirements under the resource property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

              These financial statements have been prepared on a going concern basis. Navigator has accumulated a deficit of $25,888 since inception and at December 31, 2000, has a working capital deficiency of $1,888. Its ability to continue as a going concern is dependent upon the ability of Navigator to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

              Navigator was incorporated in Nevada on May 24, 2000.

Note 2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              The financial statements of Navigator have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

              The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

              EXCHANGE ACT GUIDE 7

              The Securities and Exchange Commission's Exchange Act Guide 7 "Description of property by issuers engaged or to be engaged in significant mining operations" requires that mining companies in the exploration stage should not refer to themselves as development stage companies in the financial statements, even though such companies should comply with Financial Accounting Standard Board Statement No. 7, if applicable. Accordingly, the company has not been referred to as being a development stage company.

Navigator Ventures, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
for the period May 24, 2000 (Date of Incorporation) to December 31, 2000 (STATED IN US DOLLARS) - Page 2

Note 2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont'd)

              RESOURCE PROPERTIES

              The acquisitions of resource properties are initially recorded at cost. Producing mineral properties are depleted over their estimated useful lives based upon a method relating recoverable mineral reserves to production. Non-producing mineral properties that Navigator abandons interest in are written-off in the year of abandonment. Exploration costs are expensed as incurred.

              ENVIRONMENTAL COSTS

              Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or Navigator's commitments to plan of action based on the then known facts.

              INCOME TAXES

              Navigator uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards, No. 109 "Accounting for Income Taxes".

              BASIC LOSS PER SHARE

              Navigator reports basic loss per share in accordance with the Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share has not been provided as it would be antidilutive.

              FAIR VALUE OF FINANCIAL INSTRUMENT

              The carrying value of cash and accounts payable approximates fair value because of the short maturity of these instruments.

Note 3        MINERAL PROPERTY

              By a lease agreement dated October 11, 2000 Navigator was granted the exclusive right to explore and mine the Zala M Group claims located in Ferry and Okanogan Counties of North Central Washington state for the following minimum royalty payments and exploration commitment:

Navigator Ventures, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
for the period May 24, 2000 (Date of Incorporation) to December 31, 2000 (STATED IN US DOLLARS) - Page 3


Note 3        MINERAL PROPERTY - (cont'd)

              Minimum Royalty Payments:

              The owner shall be paid a royalty of 3% of the net returns from all production. In respect to this royalty, Navigator is required to pay minimum royalty payments of the following:

                  - $1,000 upon signing (paid);
                  - $5,000 on September 30, 2001;
                  - $10,000 on September 30, 2002
                  - $20,000 on September 30, 2003
                  - $40,000 on September 30, 2004 and thereafter

              Exploration Commitment:

              Navigator must incur $435,718 on exploration expenditures prior to September 30, 2003 as follows:

                                                                              Minimum
                                             Date                           Exploration
                                             ----                           -----------
                                On or before September 30, 2001           $       61,299
                                On or before September 30, 2002                  112,791
                                On or before September 30, 2003                  261,628
                                                                          --------------
                                                                          $      435,719
                                                                          --------------

              The term of this lease is for 10 years. The term may be extended by Navigator for two periods of 10 years by Navigator giving notice to the owner.

Note 4        DEFERRED TAX ASSETS

              The Financial Accounting Standards Board issued Statement Number 109 in Accounting for Income Taxes ("FAS 109") which is effective for fiscal years beginning after December 15, 1992. FAS 109 require the use of the asset and liability method of accounting of income taxes. Under the assets and liability method of FAS 109, deferred tax assts and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Navigator Ventures, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
for the period May 24, 2000 (Date of Incorporation) to December 31, 2000 (STATED IN US DOLLARS) - Page 4



Note 4        DEFERRED TAX ASSETS - (cont'd)

              The following table summarizes the significant components of the company's deferred tax assets:


                                                                                                  Total
                                                                                                 -------
               Deferred Tax Assets
                 Non-capital loss carryforward                                                   $ 25,888
                                                                                                 ========
               Gross deferred tax assets                                                         $ 12,944
               Valuation allowance for deferred tax asset                                         (12,944)
                                                                                                 --------
                                                                                                 $      -
                                                                                                 ========

              The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is likely to be realized from future operations. Navigator has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

Note 5        INCOME TAXES

              No provision for income taxes has been provided in these financial statements due to the net loss. At December 31, 2000 Navigator has net operating loss carryforwards, which expire commencing in 2020, totalling approximately $25,888, the benefit of which has not been recorded in the financial statements.

Note 6        NEW ACCOUNTING STANDARD

              In June 1998, the Financial Accounting Standards board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which standardized the accounting for derivative instruments. SFAS is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. Adopting this standard will not have a significant impact on Navigator's financial positions, results of operations or cash flows.

Note 7        SUBSEQUENT EVENT

              On February 2, 2001, Navigator issued 140,000 common shares and on February 12, 2001, 110,000 common shares pursuant to shares subscribed at December 31, 2000.

                         (An Exploration Stage Company)
                                 BALANCE SHEETS
                      March 31, 2001 and December 31, 2000
                             (Stated in US Dollars)
                                   (UNAUDITED)


                                                                               March 31,  December 31,
                                 ASSETS                                          2001         2000
                                 ------                                        --------     --------
Current
   Cash                                                                         $     --    $  2,696
   Prepaid expenses                                                                  800          --
                                                                                --------    --------
                                                                                     800       2,696
Mineral property                                                                   1,000       1,000
                                                                                --------    --------
                                                                                $  1,800    $  3,696
                                                                                ========    ========

                               LIABILITIES
                               -----------
Current
   Bank overdraft                                                               $    862    $   --
   Accounts payable                                                                5,412       4,584
   Due to shareholder                                                              3,700        --
                                                                                --------    --------
                                                                                   9,974       4,584
                                                                                --------    --------

                        STOCKHOLDERS' DEFICIENCY
                        ------------------------
Preferred stock, $0.001 par value
      5,000,000 shares authorized, none outstanding
Common stock, $0.001 par value
     45,000,000 shares authorized
        250,000 shares outstanding                                                25,000      25,000
Deficit accumulated during the exploration stage                                 (33,174)    (25,888)
                                                                                --------    --------
                                                                                  (8,174)       (888)
                                                                                --------    --------
                                                                                $  1,800    $  3,696
                                                                                ========    ========


                             SEE ACCOMPANYING NOTES

                            NAVIGATOR VENTURES, INC.
                         (An Exploration Stage Company)
                            STATEMENTS OF OPERATIONS
                   for the three month period ended March 31,
                  2001 and for the period May 24, 2000 (Date of
                        Incorporation) to March 31, 2001
                             (Stated in US Dollars)
                                   (UNAUDITED)


                                                                   May 24, 2000
                                               Three months      (Date of Incor-
                                                  ended            poration) to
                                                 March 31,           March 31,
                                                   2001                2001
                                                 --------            --------
Expenses
   Bank charges                                  $     59            $    186
   Development costs                                   --               4,000
   Management fees                                     --               5,000
   Professional fees                                6,462              23,223
   Transfer agent fees                                765                 765
                                                 --------            --------
Net loss for the period                          $  7,286            $ 33,174
                                                 ========            ========

Loss per share                                   $   0.03
                                                 ========

Weighted average number of shares outstanding     250,000
                                                 ========


                             SEE ACCOMPANYING NOTES

                            NAVIGATOR VENTURES, INC.
                         (An Exploration Stage Company)
                            STATEMENTS OF CASH FLOWS
                   for the three month period ended March 31,
                  2001 and for the period May 24, 2000 (Date of
                        Incorporation) to March 31, 2001
                             (Stated in US Dollars)
                                   (UNAUDITED)


                                                                          May 24, 2000
                                                       Three months      (Date of Incor-
                                                          ended           poration) to
                                                         March 31,          March 31,
                                                           2001               2001
                                                         --------           --------
Cash Flows from Operating Activities
   Net loss for the period                               $ (7,286)          $(33,174)

   Changes in non-cash working capital balances
    related to operations
     Prepaid expenses                                        (800)              (800)
     Accounts payable                                         828              5,412
     Due to shareholder                                     3,700              3,700
                                                         --------           --------
                                                           (3,558)           (24,862)
                                                         --------           --------
Cash Flows from Financing Activity
   Capital stock issued                                        --             25,000
                                                         --------           --------
Cash Flows used in Investing Activity
   Mineral property acquisition costs                          --             (1,000)
                                                         --------           --------
Decrease in cash during the period                         (3,558)              (862)

Cash, beginning of the period                               2,696                 --
                                                         --------           --------
Cash (cash deficiency), end of the period                $   (862)          $   (862)
                                                         ========           ========


                             SEE ACCOMPANYING NOTES

                            NAVIGATOR VENTURES, INC.
                         (An Exploration Stage Company)
                    STATEMENT OF STOCKHOLDERS' DEFICIENCY for
        the period May 24, 2000 (Date of Incorporation) to March 31, 2001
                             (Stated in US Dollars)
                                   (UNAUDITED)


                                                                                            Deficit
                                                                                          Accumulated
                                                  Common Shares          Additional       During the
                                            -----------------------        Paid-in        Exploration
                                               #          Par Value        Capital           Stage           Total
                                            -------      ----------      ----------       ----------       ----------
Capital stock subscribed
 pursuant to an offering
 memorandum for cash
                      - at $0.10            250,000      $      250      $   24,750       $        -       $   25,000

Net loss for the period                           -               -               -          (25,888)         (25,888)
                                            -------      ----------      ----------       ----------       ----------
Balance, December 31, 2000                  250,000             250          24,750          (25,888)            (888)
Net loss for the period                           -               -               -           (7,286)          (7,286)
                                            -------      ----------      ----------       ----------       ----------
Balance, March 31, 2001                     250,000      $  250,000      $   24,750       $  (33,174)      $   (8,174)
                                            =======      ==========      ==========       ==========       ==========


                             SEE ACCOMPANYING NOTES

                            NAVIGATOR VENTURES, INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                      March 31, 2001 and December 31, 2000
                             (Stated in US Dollars)
                                   (UNAUDITED)

Note 1        INTERIM REPORTING

              While the information presented in the accompanying interim three months financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim period presented. All adjustments are of a normal recurring nature. It is suggested that these financial statements be read in conjunction with the company's December 31, 2000 annual financial statements.

Note 2        COMMITMENT

              By a lease agreement dated September 15, 2000 the company was granted the exclusive right to explore and mine the Zala M Group claims located in Ferry and Okanogan Counties of North Central Washington State for the following minimum royalty payments and exploration commitment:

              Minimum Royalty Payments:

              The owner shall be paid a royalty of 3% of the net returns from all production. In respect to this royalty, the company is required to pay minimum royalty payments of the following:

                  -        $1,000 upon signing (paid);
                  -        $5,000 on September 30, 2001;
                  -        $10,000 on September 30, 2002
                  -        $20,000 on September 30, 2003
                  -        $40,000 on September 30, 2004 and thereafter

              Exploration Commitment:

              The company must incur $435,718 on exploration expenditures prior to September 30, 2003 as follows:

                                                                     Minimum
                                         Date                      Exploration
                                         ----                      -----------
                       On or before September 30, 2001           $       61,299
                       On or before September 30, 2002                  112,791
                       On or before September 30, 2003                  261,628
                                                                 --------------
                                                                 $      435,719
                                                                 ==============

              The term of this lease is for 10 years. The term may be extended by the company for two periods of 10 years by the company giving notice to the owner.

Note 3        NATURE AND CONTINUANCE OF OPERATIONS

              The company is in the exploration stage. The company has entered into a lease agreement to explore and mine a resource property located in Washington State, United States and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the resource property will be dependent upon the discovery of economically recoverable reserves, confirmation of the company's interest in the underlying property, the ability of the company to obtain necessary financing to satisfy the expenditure requirements under the resource property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

              The December 31, 2000 financial statements were been prepared on a going concern basis. The company has accumulated a deficit of $25,888 since inception and at December 31, 2000, has a working capital deficiency of $1,888. Its ability to continue as a going concern is dependent upon the ability of the company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

              The company was incorporated in Nevada on May 24, 2000.

                            NAVIGATOR VENTURES, INC.
                         [An Exploration Stage Company]

                                2,000,000 Shares

                                  Common Stock


                                 $0.05 Per Share

                                 --------------

                                   PROSPECTUS

                                 --------------

                            NAVIGATOR VENTURES, INC.
                              207-1425 Marine Drive
                              West Vancouver, B.C.
                                     V7T 1B9

                                   July 23, 2001